UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2019

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio		44258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Status of SEC Enforcement Action and Related Matters

As previously disclosed, we were notified by the SEC on June 24, 2014, that we are the subject of a formal investigation pertaining to the timing of our disclosure and accrual of loss reserves in fiscal 2013 with respect to the previously disclosed U.S. Department of Justice (the “DOJ”) and the U.S. General Services Administration (the “GSA”) Office of Inspector General investigation into compliance issues relating to Tremco Roofing Division’s GSA contracts. As previously disclosed, our Audit Committee completed an investigation into the facts and circumstances surrounding the timing of our disclosure and accrual of loss reserves with respect to the GSA and DOJ investigation, and determined that it was appropriate to restate our financial results for the first, second and third quarters of fiscal 2013. These restatements had no impact on our audited financial statements for the fiscal years ended May 31, 2013 or 2014. The Audit Committee’s investigation concluded that there was no intentional misconduct on the part of any of our officers.

In connection with the foregoing, on September 9, 2016, the SEC filed an enforcement action against us and our General Counsel. We have cooperated with the SEC’s investigation and believe the allegations in the complaint mischaracterize both our and our General Counsel’s actions in connection with the matters related to our quarterly results in fiscal 2013 and are without merit. Both we and our General Counsel filed motions to dismiss the complaint on February 24, 2017. Those motions to dismiss the complaint were denied by the Court on September 29, 2017. We and our General Counsel filed answers to the complaint on October 16, 2017. Formal discovery commenced in January 2018 and is ongoing. The parties have engaged in written discovery, and depositions of fact witnesses began in September 2018. Further depositions scheduled in January 2019 were put on hold due to the U.S. government shutdown. The Court recently granted a joint motion to modify the case schedule in light of the delay resulting from the U.S. government shutdown, and set deadlines including May 10, 2019 for discovery, July 19, 2019 for our and our General Counsel’s dispositive memos, September 13, 2019 for the SEC’s oppositions and cross-dispositive motions, October 11, 2019 for our and our General Counsel’s reply briefs and cross-oppositions, and November 8, 2019 for the SEC’s cross-reply brief. We intend to continue to contest the allegations in the complaint vigorously.

Also in connection with the foregoing, a stockholder derivative action was filed in the United States District Court, Northern District of Ohio, Eastern Division, against certain of our directors and officers. The court has stayed this stockholder derivative action pending the completion of the SEC enforcement action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date February 25, 2019	/s/ Edward W. Moore
Edward W. Moore
Senior Vice President, General Counsel and
Chief Compliance Officer